SCHEDULE 13D

CUSIP No. 83407F101

1.	NAMES OF REPORTING PERSONS
	I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

	Mithaq Capital SPC
2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

	(a)  [   ]
	(b)  [   ]

3.	SEC USE ONLY
	________________________________________________

4.	SOURCE OF FUNDS (See Instructions)
	WC

5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
	ITEMS 2(D) [   ] OR 2(E) [   ]


6.	CITIZENSHIP OR PLACE OF ORGANIZATION

	Cayman Islands

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH

7. 	SOLE VOTING POWER:		3,823,166 shares [*] [**]

8. 	SHARED VOTING POWER:		[*]

9.	SOLE DISPOSITIVE POWER:		3,823,166 shares[*] [**]

10. 	SHARED DISPOSITIVE POWER:	[*]

11. 	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

   	 3,823,166 shares

12. 	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11)
	EXCLUDES CERTAIN SHARES (See Instructions) [   ]

13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	17.73%

14.	TYPE OF REPORTING PERSON (See Instructions)

	CO
____________________________________________________________
[*] Turki Saleh A. AlRajhi and Muhammad Asif Seemab are directors of Mithaq Capital SPC and as such may exercise voting and dispositive power over the shares owned by Mithaq Capital SPC.

[**] The total number of shares reported is through the close of business on February 24, 2021



CUSIP No.
83407F101

1.	NAMES OF REPORTING PERSONS
	I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

	Turki Saleh A. AlRajhi

2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

	(a)  [   ]
	(b)  [   ]

3.	SEC USE ONLY

	__________________________________________________


4.	SOURCE OF FUNDS (See Instructions)

	WC

5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
	PURSUANT TO ITEMS 2(D) [   ] OR 2(E) [   ]


6.	CITIZENSHIP OR PLACE OF ORGANIZATION

	Saudi Arabia

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH
REPORTING PERSON WITH:

7.	SOLE VOTING POWER
	0

8.	SHARED VOTING POWER
	3,823,166 shares [*]

9.	SOLE DISPOSITIVE POWER
	0

10.	SHARED DISPOSITIVE POWER
	3,823,166 shares [*]

11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
	3,823,166 shares

12.	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
	CERTAIN SHARES (See Instructions) [   ]

13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	17.73%

14.	TYPE OF REPORTING PERSON (See Instructions)

	IN

[*]  	The total number of shares reported is through the close of business
	on February 24, 2021.


CUSIP No.
83407F101

1.	NAMES OF REPORTING PERSONS
	I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS (ENTITIES ONLY)

	Muhammad Asif Seemab

2.	CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*

	(a)  [   ]
	(b)  [   ]

3.	SEC USE ONLY

	__________________________________________________


4.	SOURCE OF FUNDS (See Instructions)

	WC

5.	CHECK IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
	PURSUANT TO ITEMS 2(D) [   ] OR 2(E) [   ]


6.	CITIZENSHIP OR PLACE OF ORGANIZATION

	Pakistan

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH
REPORTING PERSON WITH:

7.	SOLE VOTING POWER
	0

8.	SHARED VOTING POWER
	3,823,166 shares [*]

9.	SOLE DISPOSITIVE POWER
	0

10.	SHARED DISPOSITIVE POWER
	3,823,166 shares [*]

11.	AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
	3,823,166 shares

12.	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
	SHARES (See Instructions) [   ]

13.	PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

	17.73%

14.	TYPE OF REPORTING PERSON (See Instructions)

	IN

[*]  	The total number of shares reported is through the close of business
	on February 24, 2021.




Item 1.	Security and Issuer

	1(a)	Name of Issuer:	Software Acquisition Group Inc. II
	1(b)	Address of Issuer's Principal Executive Offices:
		1980 Festival Plaza Drive
		Suite 300
		Las Vegas, NV 89135

Item 2.	Identity and Background

 	2(a)	Name of Person Filing:
		(i) 	Mithaq Capital SPC
		(ii) 	Turki Saleh A. AlRajhi
		(iii) 	Muhammad Asif Seemab

2(b)	Address of Principal Business Office or, if none, Residence:

		(i) 	Mithaq Capital SPC
       			c/o Synergy, Anas Ibn Malik Road
       			Al Malqa, Riyadh 13521 Saudi Arabia

		(ii) 	Turki Saleh A. AlRajhi
			Mithaq Capital SPC
       			c/o Synergy, Anas Ibn Malik Road
			Al Malqa, Riyadh 13521 Saudi Arabia

		(iii) 	Muhammad Asif Seemab
			Mithaq Capital SPC
			c/o Synergy, Anas Ibn Malik Road
			Al Malqa, Riyadh 13521 Saudi Arabia

2(c) 	The principal business of Mithaq Capital SPC is to act as an
	investment vehicle for certain members of the AlRajhi family, of which Turki
	Saleh A. AlRajhi is a member, and select other eligible investors that are
	employed by Mithaq Capital SPC or its affiliates.

	The principal occupation of Turki Saleh A. AlRajhi is an investor and Chairman and Chief Executive Officer of Mithaq Holdings Company, an affiliate of Mithaq Capital SPC.

	The principal occupation of Muhammad Asif Seemab is Managing Director of Mithaq Capital, an affiliate of Mithaq Capital SPC.


	Mithaq Capital SPC is managed by its Board of Directors, which consists of Turki Saleh A. AlRajhi and Muhammad Asif Seemab.

2(d)-2(e)	During the five years preceding the date of this filing,
the Reporting Persons, nor, to their knowledge, any manager or executive officer of Mithaq Capital SPC or any person controlling Mithaq Capital SPC, has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

2(f) 	Citizenship:

	(i) 	Mithaq Capital SPC is a segregated portfolio company
		organized in the Cayman Islands.
	(ii) 	Turki Saleh A. AlRajhi:	Saudi Arabia
	(iii)	Muhammad Asif Seemab:	Pakistan

Item 3.	Source and Amount of Funds or Other Considerations

     Mithaq Capital SPC expended an aggregate of approximately $42,748,486 of its own investment capital to purchase the shares of Common Stock of the Issuer reported on this Schedule 13D. The source of funds for any additional purchase of shares also will be Mithaq Capital SPCs investment capital.

Item 4.	Purpose of Transaction

       Mithaq Capital SPC acquired the shares for investment, and the purchase of any additional shares also will be for investment.

       The Reporting Persons or their representatives have not and do not presently intend to have discussions with the Issuer regarding the Issuer's strategy, governance or operations.

       In addition, the Reporting Persons may engage in communications regarding the items above with other shareholders of the Issuer, knowledgeable industry or market observers, industry participants, or other persons.

       Mithaq Capital SPC intends to review its investment in the Issuer on an ongoing basis. Mithaq Capital SPC may take a number of actions to maximize the value of its investment, including increasing or decreasing the size of its investment in the Issuer. The actions taken by Mithaq Capital SPC to maximize the value of its investment will depend upon numerous factors, including, among other things, the price and availability of securities of the Issuer; subsequent developments affecting the Issuer; the Issuer's business and prospects; general stock market and money market and economic conditions;
tax considerations; ongoing evaluation of the Issuer's business, financial condition, operations, prospects and strategic alternatives; the relative attractiveness of alternative business and investment opportunities; the attitudes and actions of the board of directors and management of the Issuer; and other factors deemed relevant.

       The Reporting Persons do not have any plans or proposals with respect to any extraordinary corporate transaction involving the Issuer or any sale of its assets or any change in the Issuer's board of directors, management, capitalization, dividend policy, charter or by-laws, or any other change in its business or corporate structure or with respect to any of the matters described in subparagraphs (a) through (j) of Item 4 of Schedule 13D.

Item 5.	Interest in Securities of the Issuer

	(a) and (b) The information contained on the cover pages to this Schedule 13D is incorporated herein by reference.

	All percentages referred to on the cover pages are based on 17,250,000 shares of Class A common stock issued and outstanding and 4,312,500 shares of Class B common stock issued and outstanding as of November 13, 2020 as reported in the Issuers Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2020.

(c)	Information concerning transactions in the Shares effected
by the Reporting Persons during the past sixty days is set forth in Exhibit A hereto and is incorporated herein by reference.
All of the transactions in shares listed in Exhibit A were effected in the open market brokerage transactions by Mithaq Capital SPC.

(d) Except as described in this Schedule 13D, to the knowledge of the Reporting Persons, only Mithaq Capital SPC has the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, the shares reported on this Schedule 13D.

(e) Not applicable.

Item 6.	Contracts, Arrangements, Understandings or Relationships
        with Respect to Securities of the Issuer

      Mithaq Capital SPC is managed by its Board of Directors, which consists of Turki Saleh A. AlRajhi and Muhammad Asif Seemab, and the Board has exclusive authority concerning purchases, dispositions and voting of shares reported on this Schedule 13D. Each of Mr. AlRajhi and Mr. Seemab possesses an ownership interest in Mithaq Capital SPC.
In addition, by contract, Mr. Seemab may share in further profits realized from Mithaq Capital SPCs investment in the shares.

       Other than as set forth in this Schedule 13D, there are no contracts,arrangements, understandings or relationships between the Reporting Persons and any other person with respect to the securities of the Issuer.

Item 7.	Material to Be Filed as Exhibits

Exhibit A: Transactions in the Shares During the Last 60 Days




Signatures

Date:	February 25, 2021		Mithaq Capital SPC


				       	By:/s/ Turki Saleh A. AlRajhi
       					Name:  Turki Saleh A. AlRajhi
     					Title: Director


       					By:/s/ Muhammad Asif Seemab
       					Name:  Muhammad Asif Seemab
       					Title: Director



Date:	February 25, 2021		/s/ Turki Saleh A. AlRajhi
					Turki Saleh A. AlRajhi




Dated: February 25, 2021		/s/ Muhammad Asif Seemab
       					Muhammad Asif Seemab











Joint Filing Agreement Pursuant to Rule 13d-1(K)(1)


                This will confirm the agreement by and among the undersigned that this Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock of Software Acquisition Group Inc. II, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:	February 25, 2021		Mithaq Capital SPC


				       	By:/s/ Turki Saleh A. AlRajhi
       					Name:  Turki Saleh A. AlRajhi
     					Title: Director


       					By:/s/ Muhammad Asif Seemab
       					Name:  Muhammad Asif Seemab
       					Title: Director



Date:	February 25, 2021		/s/ Turki Saleh A. AlRajhi
					Turki Saleh A. AlRajhi




Dated: February 25, 2021		/s/ Muhammad Asif Seemab
       					Muhammad Asif Seemab


The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative (other than an executive officer or general partner of this filing person), evidence of the representatives authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference.
The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001).



                     Exhibit A

Transactions in the Shares During the Last 60 Days

# - Trade Date - Activity - Shares Bought - Cost Value - Cost per share
					    (USD)	 (USD)

1   11-Feb-21    Buy        1,000,000	  11,000,397.45	 11.00
2   11-Feb-21    Buy           47,411	     521,781.76	 11.01
3   12-Feb-21    Buy          373,063	   4,104,363.82	 11.00
4   16-Feb-21    Buy          332,998	   3,768,890.08	 11.32
5   17-Feb-21    Buy          522,833	   5,877,175.01	 11.24
6   18-Feb-21    Buy          450,849	   5,128,896.64	 11.38
7   19-Feb-21    Buy          294,605	   3,383,785.91	 11.49
8   22-Feb-21    Buy          219,495	   2,523,412.27	 11.50
9   23-Feb-21    Buy          520,641	   5,743,978.86	 11.03
10. 24-Feb-21	 Buy	       61,271	     695,804.21  11.36

		Total	   3,823,166      42,748,486.01  11.18 (average)